UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2022

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Innovation Court, Suite J

Delaware, Ohio 43015

(Address of Principal Executive Offices) (Zip Code)

(740) 363-2222

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FRG	Nasdaq Global Market

7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share	FRGAP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 3, 2022, Franchise Group, Inc. (the “Company”) issued a press release regarding its financial results for the third quarter ended September 24, 2022.  A copy of the release is being furnished as Exhibit 99.1 hereto and incorporated herein by reference.  In addition, on November 3, 2022 at 4:30 p.m. Eastern Time, the Company will hold a teleconference for analysts, institutional investors and stockholders to discuss results for the third quarter ended September 24, 2022.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”) pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

The Company has determined that amendments to its previously filed Quarterly Reports on Form 10-Q for its fiscal quarters ended March 26, 2022 and June 25, 2022 (the “affected quarters”) are required to correct the previously reported consolidated statements of cash flows and related disclosures for the affected quarters.

The corrections have no impact on the Company’s consolidated balance sheets, consolidated statements of operations, comprehensive income or stockholders equity as previously reported for the affected quarters. Furthermore, the corrections do not impact any other previously reported periods.

In the course of preparing its interim financial statements for its fiscal quarter ended September 24, 2022, the Company identified misclassifications of interest payments related to the Company’s Badcock segment’s secured borrowing in “Cash used in financing activities” instead of “Cash provided by operating activities” in the Company’s consolidated statements of cash flows. The misclassifications resulted in, in the case of the fiscal quarter ended March 26, 2022, a $53.0 million overstatement of “Cash provided by operating activities” and a corresponding overstatement of “Cash used in financing activities,” and, in the case of the fiscal quarter ended June 25, 2022, a $100.9 million overstatement of “Cash provided by operating activities” and a corresponding overstatement of “Cash used in financing activities.” For both of the affected quarters, the net impact of the misclassifications has no impact on the balance sheet, the income statement or the operations of the Company.

On November 3, 2022, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) and management of the Company concluded, after discussion with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, that the consolidated statements of cash flows included in the Company’s Quarterly Reports on Form 10-Q for the affected quarters, should no longer be relied upon and should be restated.

As a result of the restatements, the Company identified a material weakness in its internal controls over financial reporting, which has not yet been remediated. Management, with oversight from the Audit Committee, is actively working on a remediation plan and is committed to the remediation of the material weakness as expeditiously as possible. Once placed in operation for a sufficient period, the Company will subject the remediated controls to appropriate tests in order to determine whether they are operating effectively. The Company has concluded that discussions of cash flows and the existence of a material weakness in internal controls in Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Controls and Procedures reported in the Company’s Quarterly Reports on Form 10-Q for the affected quarters should be restated in order to correct the errors and disclosures. The Company will file amendments to its Quarterly Reports on Form 10-Q for the affected quarters, to correct the errors and disclosures as described above consistent with such restatements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated November 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

Date: November 3, 2022	By:	/s/ Eric Seeton
Eric Seeton
Chief Financial Officer